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FOR IMMEDIATE RELEASE:                               CONTACT:
July 06, 2000                                        InterNAP Contacts:

                                                     Media Relations
                                                     Bill Hankes
                                                     InterNAP Network Services
                                                     (206) 262-3737
                                                     bhankes@internap.com
                                                     Investor Relations

                                                     Paul Mondschein
                                                     InterNAP Network Services
                                                     206 504-5487
                                                     pmondschein@InterNAP.com


         INTERNAP TO ADD VPN TECHNOLOGY EXPERTISE TO ITS RANKS THROUGH THE
                         PLANNED ACQUISITION OF VPNX.COM

SEATTLE, WA, JULY 06, 2000 - InterNAP Network Services Corporation (NASDAQ:
INAP), the provider of high-performance Internet routing technology, announced today the signing of a definitive agreement to acquire VPNX.com, Inc., a Redwood City, CA-based developer of Virtual Private Network (VPN) technology.

Under the terms of the agreement, approximately 2.3 million shares of InterNAP common stock would be exchanged for all outstanding shares and rights to acquire shares of VPNX.com's capital stock. The acquisition has been approved by the boards of directors of both companies and is expected to close by the end of the third quarter of 2000. This transaction is subject to certain closing conditions, including approval by VPNX.com's stockholders.

"Our P-NAP platform offers a practical solution for end-to-end quality data transit over the public Internet, regardless of which major backbones are the networks of origin or destination," said Tony Naughtin, President and CEO of InterNAP Network Services. "The acquisition of the VPNX.com team gives us the talent to develop secure VPN technology for our P-NAP platform, and complements our strong relationship with Aventail, a leading service provider for building and managing business partner networks."

"As more corporate communication migrates to the public Internet, fast, reliable and secure means need to be developed in order to transmit this data across the networks which make up the Internet," said Tyrone Pike, President, CEO & Chairman of VPNX.com. "The only major barrier to quality transit over the public Internet is peering, the process by which one network exchanges traffic with another. InterNAP is the only company solving this problem, and for that reason we are teaming with them to realize our vision of end-to-end quality of service over the public Internet."

According to Morgan Stanley Dean Witter, the still-nascent Virtual Private Network market will grow significantly from an estimated $1.8 billion this year to $44 billion by 2009.

InterNAP's patented service routes data to and from businesses across the Internet in a manner that minimizes data loss by avoiding the Internet's conventional traffic exchange process known as "peering." Private and public "peering" arrangements between backbone providers lead not only to congestion at peering points, but also to routing inefficiencies, two factors that significantly reduce the speed of data transmission across the Internet. InterNAP's P-NAP-Registered Trademark- facilities and ASsimilator-TM-technology orchestrate the routing of mission-critical data in a faster, more reliable, and more managed fashion than conventional Internet technology.

                                   # # #

ABOUT INTERNAP
Founded in 1996 in Seattle, InterNAP provides Internet connectivity that is faster and more reliable than conventional Internet service. InterNAP's patented route management technology provides direct data transmission across the major Internet backbones through a single connection from a customer's network to one of InterNAP's P-NAP facilities. InterNAP's customers bypass congestion points on the Internet,

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avoiding packet loss, latency, and other difficulties that can plague conventional Internet connectivity. InterNAP services are currently available in numerous key markets throughout the United States including Atlanta, Chicago, Los Angeles, New York, San Jose, and Seattle. Major companies and networks served by InterNAP include Amazon.com, Datek Online, Go2Net, ITXC, MindSpring, The NASDAQ, TheStreet.com, WebTV, and many others. InterNAP-Registered Trademark- and P-NAP-Registered Trademark- are registered trademarks of InterNAP. For more information, visit www.InterNAP.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THIS RELEASE MAY CONTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THESE STATEMENTS MAY DIFFER MATERIALLY FROM ACTUAL FUTURE EVENTS OR RESULTS. READERS ARE REFERRED TO THE DOCUMENTS FILED BY INTERNAP WITH THE SEC, SPECIFICALLY THE MOST RECENT FILINGS OF INTERNAP ON FORM S-1 AND INTERNAP'S PERIODIC REPORTS, WHICH IDENTIFY IMPORTANT RISK FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS, INCLUDING, AMONG OTHER THINGS, INTERNAP'S HISTORY OF OPERATING LOSSES, EXPECTED FUTURE LOSSES, INTERNAP'S LIMITED OPERATING HISTORY, FLUCTUATIONS IN INTERNAP'S QUARTERLY OPERATING RESULTS, DEPLOYMENT OF NEW P-NAP FACILITIES AND RAPID TECHNOLOGICAL AND MARKET CHANGE. ADDITIONAL FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, RISKS RELATING TO THE CONSUMMATION OF THE CONTEMPLATED ACQUISITION TRANSACTION, INCLUDING THE RISK THAT REQUIRED REGULATORY CLEARANCES OR STOCKHOLDER APPROVALS MIGHT NOT BE OBTAINED IN A TIMELY MANNER OR AT ALL. IN ADDITION, STATEMENTS IN THIS PRESS RELEASE RELATING TO THE EXPECTED BENEFITS OF THE CONTEMPLATED ACQUISITION TRANSACTION ARE SUBJECT TO RISKS RELATING TO THE TIMING AND SUCCESSFUL INTEGRATION OF THE TECHNOLOGIES AND FACILITIES OF INTERNAP AND VPNX.COM, UNANTICIPATED EXPENDITURES, CHANGING RELATIONSHIPS WITH CUSTOMERS, SUPPLIERS AND STRATEGIC PARTNERS AND OTHER SUCH FACTORS.